UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________
FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012
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ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On July 24, 2012, Oramed Pharmaceuticals Inc., or the Company, held its 2012 annual meeting of stockholders. The proposals listed below were submitted to a vote of the stockholders.  The proposals are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on July 3, 2012.  All of the proposals were approved by the requisite thresholds.  The voting results are as follows:

1.	Election of Directors.

The stockholders elected the following individuals as directors of the Company to hold office until the Company’s next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The tabulation of votes on this matter was as follows:

Name	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

Nadav Kidron	24,402,549	36,645	16,000	0

Dr. Miriam Kidron	24,396,849	42,345	16,000	0

Leonard Sank	24,390,094	36,030	29,070	0

Dr. Harold Jacob	24,392,094	34,030	29,070	0

Dr. Michael Berelowitz	24,397,094	26,630	31,470	0

2.
Ratification of the Appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as the independent registered pubic accounting firm of the Company for the fiscal year ending August 31, 2012.

The stockholders ratified the appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, to serve as the auditors of the Company for the fiscal year ending August 31, 2012. The tabulation of votes on this matter was as follows:

FOR	AGAINST	ABSTAIN
24,396,287	18,230	40,677

There were no broker non-votes with respect to the vote on this proposal.

3.	Authorization of the Board of Directors to effect a reverse stock split of the Company's shares of common stock.

The stockholders authorized the Board of Directors to effect a reverse stock split of the Company’s shares of common stock at a ratio not to exceed one-for-eighteen and approved related amendments to the Company’s Certificate of Incorporation. The tabulation of votes on this matter was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,185,462	255,855	13,877	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: July 26, 2012
	By:	/s/ Nadav Kidron
Nadav Kidron
President and CEO